EXHIBIT 99.1

CONTACT:
   Kathy Lynch,
   Investor Relations
   Curative Health Services
   631-232-7091
   klynch@curativehealth.com


        Curative Health Services Reports Results for Second Quarter 2004

                   Second Quarter Revenues of $64.4 Million,
                    GAAP Net Loss of $.24 Per Diluted Share,
           Adjusted Net Income of $.06 Per Diluted Share Before Items


    HAUPPAUGE, N.Y.--(BUSINESS WIRE)--August 4, 2004--Curative Health Services, Inc., (Nasdaq: CURE), today reported second quarter results for the period ended June 30, 2004. Total revenues for the second quarter 2004 were $64.4 million, compared with $44.7 million reported in the second quarter of 2003. GAAP net loss was $3.1 million or $.24 per diluted share for the second quarter of 2004, compared with GAAP net income of $3.5 million or $.26 per diluted share, for the second quarter of 2003. Adjusted net income for the second quarter 2004 was $.8 million or $.06 per diluted share, compared with adjusted net income of $4.0 million or $.30 per diluted share for the second quarter of 2003.

    For the quarter ended June 30, 2004, the Company reported loss before interest, other income, and taxes (EBIT) of $(1.3) million and earnings before interest, other income, taxes, and items (Adjusted
EBIT) of $4.6 million. Earnings before interest, other income, taxes, depreciation and amortization (EBITDA) for the quarter ended June 30, 2004 was $.1 million and earnings before interest, other income, taxes, depreciation, amortization, and items (Adjusted EBITDA) was $6.1 million.

    For the six months ended June 30, 2004, the Company reported earnings before interest, other income, and taxes (EBIT) of $4.5 million and earnings before interest, other income, taxes, and items (Adjusted EBIT) of $10.6 million. Earnings before interest, other income, taxes, depreciation and amortization (EBITDA) for the six months ended June 30, 2004 was $6.8 million and earnings before interest, other income, taxes, depreciation, amortization, and items (Adjusted EBITDA) was $12.9 million. A reconciliation of GAAP net income and other GAAP measures to non-GAAP measures is included in the tables accompanying this press release.

    The adjusted second quarter 2004 results add back to GAAP net income certain aggregate after-tax items of approximately $4.0 million ($6.6 million pre-tax) or $.30 per diluted share. These items were related to the Company's acquisition of Critical Care Systems (CCS), California hemophilia reimbursement, litigation expenses, and amortization of intangibles and long-term incentive compensation. Management believes the adjusted net income, adjusted net income per diluted share, EBIT, adjusted EBIT, EBITDA and adjusted EBITDA information is necessary to better present the Company's underlying business operating results.

Recent Highlights:

    --  Renewed contract with MedImmune as Preferred Provider for
        Synagis(R).

    -- Converted first Curative satellite pharmacy location in upstate New York to full service CCS branch.

    --  Wound care center revenue growth of 2% sequentially.

    --  144A Note Exchange Offering was effective August 2, 2004.

    --  CCS integration proceeding ahead of anticipated timeline.

    "We are very pleased with our accomplishments during the second quarter including the successful integration of the operations of CCS," said Joseph Feshbach, Curative's Chairman and Chief Executive Officer. "The integration of CCS is ahead of our anticipated timeline and we are exceeding our expected cost savings from the synergies related to the acquisition."

    "We received the reimbursement rates for blood clotting factor products from the state of California and on a blended basis the reimbursement rates are equivalent to AWP-36%," said Mr. Feshbach. "While the cuts to California reimbursement for blood clotting factor create a significant decrease in reimbursement and had a material effect on earnings in Q2, and ongoing, we expect that our accelerated branch growth strategy, including the opening of new branches and the conversion of certain Curative satellite pharmacy locations, will restore Curative on a growth track" said Mr. Feshbach.

    Fiscal 2004 Guidance

    For 2004 the Company expects revenues to be in the range of $285 to $295 million, GAAP net income to be in the range of $0.11 to $0.13 per diluted share, and adjusted net income to be in the range of $.40 to $.45 per diluted share. This guidance reflects eight months of expected results for CCS. Adjusted net income excludes expected items related to the integration of CCS, California hemophilia reimbursement, legal costs associated with Prescription City, amortization of intangible assets and long term incentive compensation expense. The total charge for these items is expected to be in the range of $7.5 to $8.5 million.

    For the third quarter of 2004, the Company expects revenues in the range of $68 to $70 million, GAAP net income per diluted share in the range of $0.0 to a $(.03) loss per diluted share, and adjusted net income per diluted share in the range of $.02 to $.03. Adjusted net income excludes expected items related to the integration of CCS, legal costs associated with Prescription City, amortization of intangible assets and long-term incentive compensation expense. The total charge for these items in the third quarter is expected to be in the range of $1.0 to $1.5 million.

    For 2005 the Company is forecasting revenues in the range of $360 to $380 million and GAAP net income per diluted share of $.50 to $.55. Adjusted net income per diluted share which excludes amortization of intangibles and long term incentive compensation, in an amount anticipated to be in the range of $3.0 to $4.0 million, is forecasted to be in the range of $.60 to $.70. Income before taxes for 2005 is forecasted to be in the range of $33 to $35 million and depreciation and amortization is forecasted to be in the range of $7.0 to $7.5 million.

    The guidance above relates to periods which have not yet ended or for which the Company has not yet closed its books or completed its review of its operating results and financial position. Accordingly, this guidance is preliminary and subject to change based on completion of that review.

    The Company will host a conference call to discuss the Company's second quarter 2004 financial results, recent developments, business strategy and outlook on Wednesday, August 4, 2004, at 11:00 a.m. Eastern Time. To participate in the conference call, dial 1-800-500-0177 approximately 10 minutes prior to the scheduled start time.

    If you are unable to participate, a digital replay of the call will be available from August 4, 2004 at 1:00 p.m. Eastern Time until 11:59 p.m. Eastern Time on August 10, 2004 by dialing 1-888-203-1112 with passcode #218276. The live broadcast of Curative Health Services quarterly conference call will be available online by going to www.curative.com and selecting the Investor Relations link, on www.streetevents.com, and on www.companyboardroom.com. An online replay will be available shortly after the call through August 10, 2004 at those sites.

    About Curative Health Services

    Curative Health Services, Inc., through its two business units, Specialty Infusion and Wound Care Management, seeks to deliver high-quality care and clinical results that result in high patient satisfaction for patients experiencing serious or chronic medical conditions.

    Curative's Specialty Infusion business unit provides biopharmaceuticals and compounded pharmaceutical products to patients with chronic and critical disease states and related clinical services to assist these patients with their intensive disease management needs. The products distributed and the injection or infusion therapies offered by the Specialty Infusion business unit are used by patients with chronic or severe conditions such as hemophilia, immune systems disorders, chronic or severe infections, gastrointestinal illnesses that prohibit oral digestion and other severe conditions requiring nutritional support, respiratory syncytial virus, cancer, rheumatoid arthritis, hepatitis C, multiple sclerosis or growth hormone deficiency.

    Curative's Wound Care Management business unit is a leading disease management company specializing in chronic wound care management. The Wound Care Management business unit manages, on behalf of hospital clients, a nationwide network of Wound Care Center(R) programs that offer a comprehensive range of services for treatment of chronic wounds.

    For more information, visit www.curative.com.

    This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Factors that might cause such differences include, but are not limited to, risks associated with our acquisition of Critical Care Systems including, but not limited to, integration risks and costs, risks of client retention, risks associated with the operations of the acquired business, as well as risks in our current businesses such as the termination or non-renewal of a material number of contracts, an inability to obtain new contracts, changes in the government regulations relating to the Company's Specialty Infusion or Wound Care Management business units, changes in the regulations governing third party reimbursements for the Company's services, manufacturing shortages of products sold by Curative's Specialty Infusion business unit, the impact of competitive products and pricing, the ability to maintain pricing arrangements with suppliers that preserve margins, the seasonality and variability of operating results, the Company's ability to implement its strategies and achieve its objectives and the other risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission. Readers of this release are referred to the Company's Registration Statement on Form S-4 filed July 29, 2004, for further discussion of these and other risk factors that could affect future results.

                            Tables Follows

           CURATIVE HEALTH SERVICES, INC. AND SUBSIDIARIES
                    Selected Financial Information

Condensed Consolidated
 Statements of Operations
-------------------------------
(In Thousands, except
 for per share data)

                            Unaudited               Unaudited
                        Three Months Ended       Six Months Ended
                             June 30,                June 30,
                          2004       2003         2004        2003
                        ------------------    ---------------------

Revenues               $64,440    $44,689    $ 129,998    $102,709
Costs and expenses:
   Cost of product
    sales and services  49,558     28,550       99,310      69,415
   Selling, general &
    administrative      11,288      8,950       21,136      17,295
Total charges incurred
 (see reconciliation
  table following)       4,888        826        5,057       3,539
                        -------    -------    ---------    --------
     Total costs and
      operating
      expenses          65,734     38,326      125,503      90,249
                        -------    -------    ---------    --------

(Loss) income from
 operations             (1,294)     6,363        4,495      12,460

Other income               101          2          108           4
Interest expense         3,993        525        4,609       1,012
                        -------    -------    ---------    --------

(Loss) income before
 income taxes           (5,186)     5,840           (6)     11,452

Income tax (benefit)
 provision              (2,054)     2,307           (8)      4,524
                        -------    -------    ---------    --------

Net (loss) income      $(3,132)   $ 3,533    $       2    $  6,928
                        =======    =======    =========    ========

Net (loss) income per
 common share, basic   $ (0.24)   $  0.29    $       -    $   0.57
                        =======    =======    =========    ========

Net (loss) income per
 common share, diluted $ (0.24)(1)$  0.26 (1)$       -    $   0.51 (1)
                        =======    =======    =========    ========

Denominator for basic
 earnings per share,
 weighted average common
 shares                 13,092     12,378       13,087      12,299
                        =======    =======    =========    ========

Denominator for diluted
 earnings per share,
 weighted average common
 shares assuming
 conversions            13,791     13,797       13,827      13,864
                        =======    =======    =========    ========


(1) Calculated under the "as if converted" method, which requires adding shares related to convertible notes that have no contingencies to the denominator for diluted earnings per share and adding to net income, the numerator, tax effected interest relating to those convertible notes.

           CURATIVE HEALTH SERVICES, INC. AND SUBSIDIARIES
                    Selected Financial Information


Reconciliation of GAAP Net income to
Adjusted net income
------------------------------------
(In thousands, except for per
 share data)

                                        Unaudited          Unaudited
                                       Three Months       Six Months
                                          Ended             Ended
                                        June 30,           June 30,
                                      2004    2003      2004     2003
                                    ----------------  ----------------

GAAP net (loss) income            $ (3,132) $3,533  $      2  $ 6,928

Adjustments:
Costs related to Critical Care
  Systems integration and
  Hemophilia Reorganization          4,698       -     4,795        -
Costs of litigation expenses
 related to Prescription City          190       -       262        -
                                   --------  ------  --------  -------
     Subtotal                        4,888       -     5,057        -

California reimbursement
 allowance, net                      1,033       -     1,033        -
Amortization of intangibles and
 long term incentive compensation      648       -       648        -
Costs of credit facility
 termination and corporate
 structure reorganization                -     826         -      826
Costs of pharmacy consolidation and
  executive terminations                 -       -         -    2,713
                                   --------  ------  --------  -------

Subtotal of adjustments              6,569     826     6,738    3,539

Tax benefit                         (2,601)   (326)   (2,669)  (1,398)
                                   --------  ------  --------  -------

Adjusted net income               $    836  $4,033  $  4,071  $ 9,069
                                   ========  ======  ========  =======

           CURATIVE HEALTH SERVICES, INC. AND SUBSIDIARIES
                    Selected Financial Information

Reconciliation of GAAP Net income per common share,
diluted to Adjusted Net income
 per common share, diluted
-------------------------------
(In thousands, except
 for per share data)
                             Unaudited               Unaudited
                         Three Months Ended       Six Months Ended
                              June 30,                June 30,
                          2004       2003          2004       2003
                        ------------------     --------------------

GAAP net income per
 common share, diluted $ (0.24)(1)$  0.26(1)  $       -    $  0.51(1)

Adjustments:
Costs related to
 Critical Care
 Systems integration and
 Hemophilia
 Reorganization           0.34          -          0.35          -
Costs of litigation
 expenses related to
 Prescription City        0.01          -          0.02          -
California
 reimbursement
 allowance, net           0.08          -          0.08          -
Amortization of
 intangibles and long
 term incentive
 compensation             0.05          -          0.05          -
Costs of credit facility
 termination and
 corporate structure
 organization                -       0.06             -       0.06
Costs of pharmacy
 consolidation and
 executive terminations      -          -             -       0.19
                        -------    -------     ---------    -------

Subtotal of
 adjustments              0.48       0.06          0.50       0.25

Tax benefit              (0.18)     (0.02)        (0.20)     (0.10)
                        -------    -------     ---------    -------

Adjusted net income per
 common share, diluted $  0.06(1) $  0.30(1)  $    0.30(1) $  0.66(1)
                        =======    =======     =========    =======

Denominator for diluted
 earnings per share,
 weighted average common
 shares assuming
 conversions            13,791     13,797        13,827     13,864
                        =======    =======     =========    =======


(1) Calculated under the "as if converted" method, which requires adding shares related to convertible notes that have no contingencies to the denominator for diluted earnings per share and adding to net income, the numerator, tax effected interest expense relating to those convertible notes.

           CURATIVE HEALTH SERVICES, INC. AND SUBSIDIARIES
                    Selected Financial Information

Reconciliation of GAAP Net income to
EBIT and Adjusted EBIT
------------------------------------

                                     Unaudited           Unaudited
                                    Three Months        Six Months
                                       Ended              Ended
                                      June 30,           June 30,
                                    2004    2003       2004     2003
                                   ---------------  ------------------

GAAP net (loss) income          $  (3,132) $3,533  $       2  $ 6,928

Adjustments:
  Income taxes                     (2,054)  2,307         (8)   4,524
  Interest expense                  3,993     525      4,609    1,012
  Other income                       (101)     (2)      (108)      (4)
                                 ---------  ------  ---------  -------
EBIT                               (1,294)  6,363      4,495   12,460

Adjustments:
Costs related to Critical Care
  Systems integration and
  Hemophilia Reorganization         4,698       -      4,795        -
Costs of litigation expenses
   related to Prescription City       190       -        262        -
                                 ---------  ------  ---------  -------
     Subtotal                       4,888       -      5,057        -

California reimbursement
   allowance, net                   1,033       -      1,033        -
Costs of credit facility
 termination
  and corporate structure
  reorganization                        -     826          -      826
Costs of pharmacy consolidation
  and executive terminations            -       -          -    2,713
                                 ---------  ------  ---------  -------
     Subtotal of charges            5,921     826      6,090    3,539
                                 ---------  ------  ---------  -------

Adjusted EBIT                   $   4,627  $7,189  $  10,585  $15,999
                                 =========  ======  =========  =======

            CURATIVE HEALTH SERVICES, INC. AND SUBSIDIARIES
                    Selected Financial Information

Reconciliation of GAAP Net income to
EBITDA and Adjusted EBITDA
------------------------------------

                                      Unaudited          Unaudited
                                     Three Months        Six Months
                                        Ended              Ended
                                       June 30,           June 30,
                                     2004    2003       2004     2003
                                  -----------------   ----------------

GAAP net (loss) income          $  (3,132) $3,533  $       2  $ 6,928

Adjustments:
  Income taxes                     (2,054)  2,307         (8)   4,524
  Interest expense                  3,993     525      4,609    1,012
  Other income                       (101)     (2)      (108)      (4)
  Depreciation and amortization     1,445     615      2,333    1,184
                                 ---------  ------  ---------  -------
EBITDA                                151   6,978      6,828   13,644

Adjustments:
Costs related to Critical Care
  Systems integration and
  Hemophilia Reorganization         4,698       -      4,795        -
Costs of litigation expenses
 related to Prescription City         190       -        262        -
                                 ---------  ------  ---------  -------
    Subtotal                        4,888       -      5,057        -

California reimbursement
 allowance, net                     1,033       -      1,033        -
Costs of credit facility
 termination and corporate
 structure reorganization               -     826          -      826
Costs of pharmacy consolidation
 and executive terminations             -       -          -    2,713
                                 ---------  ------  ---------  -------
Subtotal of charges                 5,921     826      6,090    3,539
                                 ---------  ------  ---------  -------

Adjusted EBITDA                 $   6,072  $7,804  $  12,918  $17,183
                                 =========  ======  =========  =======

           CURATIVE HEALTH SERVICES, INC. AND SUBSIDIARIES
                   Selected Financial Information

Condensed Consolidated Balance Sheet
------------------------------------
(Dollars in thousands)
------------------------------------


                                               Unaudited
                                                June 30,  December 31,
                                                   2004      2003
                                                --------  ------------

Assets
Current assets:
  Cash and cash equivalents                      $   1,181  $  1,072
  Accounts receivable, net                          76,027    55,217
  Deferred tax assets                                3,680     2,984
  Inventories                                       10,484    11,237
  Prepaids and other current assets                  4,955     4,270
                                                  ---------  --------
    Total current assets                            96,327    74,780

  Property and equipment, net                       11,106     7,890
  Goodwill and intangibles                         278,543   150,040
  Other long-term assets                            14,206     1,228
                                                  ---------  --------

    Total assets                                 $ 400,182  $233,938
                                                  =========  ========


Liabilities and Stockholders' Equity
Current liabilities:
  Accounts payable and accrued expenses          $  43,073  $ 41,401
  Other current liabilities                            336         -
  Current portion of long- term liabilities          3,871     7,911
                                                  ---------  --------
    Total current liabilities                       47,280    49,312

  Other long term liabilities                        7,531     1,307
  Long term debt                                   200,320    39,599
                                                  ---------  --------
  Total long-term liabilities                      207,851    40,906

  Stockholders' equity                             145,051   143,720
                                                  ---------  --------

    Total liabilities and stockholders' equity   $ 400,182  $233,938
                                                  =========  ========



Editor's Note: This release is also available on the Internet over the World Wide Web at http://www.curative.com